UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2012

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, STAAR Surgical Company (the “Company”) entered into a Standard Industrial/Commercial Single-Tenant Lease (the “Lease”) with Pacific Equity Partners, LLC (“Lessor”), to lease the real property located at 1941 S. Walker Avenue, Monrovia, California 91016, including a commercial building of approximately 26,000 square feet (the “Premises”). The Lease begins on November 1, 2012 and has an initial term of eight years. The Premises adjoin the Company’s headquarters at 1911 S. Walker Avenue. The Company has two options to extend the Lease, each for a period of five years. Commencement of the Lease is subject to the closing of an escrow on the transfer of ownership of the leased property on or before September 21, 2012. If the escrow fails to close by that date the Lease will terminate with no further obligation of STAAR or the Lessor.

The foregoing summary is qualified in its entirety by reference to the Lease, which is filed as Exhibit 10.90 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure.

On August 22, 2012, the Company published a press release regarding its signing of the Lease. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.90	Standard Industrial/Commercial Single-Tenant Lease – Net dated August 17, 2012, by and between the Company and Pacific Equity Partners, LLC.

99.1	Press release of the Company dated August 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

August 22, 2012	By:	/s/ Barry G. Caldwell
Barry G. Caldwell
President and Chief Executive Officer